SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 8, 2005
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 8, 2005, Allied Holdings, Inc. (the “Company”), entered into an Amendment (the “Amendment”) to its vehicle delivery agreement with General Motors Corporation (the “Agreement”). The agreement with General Motors will extend the Company’s current contract through December 31, 2008. Pursuant to the terms of the renewed agreement, the Company will continue performing vehicle delivery services at all of the locations in North America that it currently serves for General Motors.
     The contract renewal includes an increase in the rates paid by General Motors to the Company for vehicle delivery services during calendar years 2006 and 2007. In addition, the current fuel surcharge program implemented by General Motors for the Company and the payment terms for services provided by the Company pursuant to the terms of the current agreement will remain in place during the term of the current agreement.
     The agreement remains subject to approval by the United States Bankruptcy Court for the Northern District of Georgia.
     A copy of the Amendment will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2005. A copy of the Company’s press release announcing the execution of the Amendment is filed herewith.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits
99.1	Press Release of the Company dated December 12, 2005 regarding the execution of the Amendment.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.

Dated: December 12, 2005	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of the Company dated December 12, 2005 regarding the execution of the Amendment.